Exhibit 99.2

SITO MOBILE, LTD.

The Newport Corporate Center
100 TownSquare Place, Suite 204
Jersey City, NJ 07371

NOTICE IS HEREBY GIVEN, pursuant to Section 228(e) of the Delaware General Corporation Law (the “DGCL”), that the holders of more than a majority of the outstanding shares of common stock of SITO Mobile, Ltd., a Delaware corporation, have taken the following actions by written consent and without a meeting:

1.	The purported amendment and restatement on March 23, 2017 by the Company’s Board of Directors (the “Board”) of the Bylaws of the Company (as so amended or restated, the “March Amended Bylaws”) was repealed and such March Amended Bylaws were replaced with the Bylaws attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated June 5, 2017 (the “New Bylaws”);

2.	The size of the Board was set at six (6) directors;

3.	Each of Betsy Bernard, Richard O’Connell, Jonathan E. Sandelman, Lowell W. Robinson and Joseph Beatty was removed from the Board; and

4.	Each of Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala was elected to serve as a director of the Company.

The foregoing actions became effective on June 1, 2017.

By order of the Board of Directors.

/s/: Thomas J. Pallack

Interim Chief Executive Officer

Jersey City, New Jersey

June 5, 2017